UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2010

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File Number)	77-0191793 (IRS Employer Identification No.)
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices)(zip code)
(408) 801-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-5.1

Item 1.01.	Entry Into a Material Definitive Agreement.
Underwriting Agreement
     On August 19, 2010, SanDisk Corporation (the “Registrant”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (collectively the “Underwriters”) with respect to the offer and sale of up to $1.15 billion aggregate principal amount of the Registrant’s 1.5% Convertible Senior Notes due 2017 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Registrant has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
     The preceding description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Indenture
     As of August 25, 2010, in connection with the issuance of the Notes, the Registrant entered into an Indenture (the “Indenture”) with respect to the Notes with The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).
     Under the Indenture, the Notes will be senior unsecured obligations of the Registrant and will pay interest semiannually at a rate of 1.5% per annum. The Notes will be convertible into shares of the Registrant’s common stock at an initial conversion rate of 19.0931 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $52.37 per share). The initial conversion price represents a premium of 25% to the $41.90 per share closing price of the Registrant’s common stock on August 19, 2010. The Notes will be convertible beginning on May 15, 2017, or earlier upon the occurrence of certain events. Upon conversion of the Notes, holders will receive cash up to the principal amount of each Note, and any excess conversion value will be delivered in shares of the Registrant’s common stock.
     If the Registrant undergoes a “fundamental change,” as defined in the Indenture, prior to the maturity of the Notes, the Registrant will increase the conversion rate for a holder who elects to convert its Notes in connection with such a fundamental change upon conversion, under certain circumstances.
     If the Registrant undergoes a “designated event,” as defined in the Indenture, including a “fundamental change,” holders will have the option to require the Registrant to purchase all or any portion of their Notes. The designated event purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to but excluding the designated event purchase date. The Registrant will pay cash for all Notes so purchased.
     The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable.
     The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Notes included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     In connection with the pricing of the Notes, the Registrant has entered into privately negotiated convertible note hedge transactions (the “Hedge Transactions”) with the Underwriters (the “Dealers”) or their respective affiliates. The Hedge Transactions cover, subject to customary anti-dilution adjustments, 19,093,100 shares of the Registrant’s common stock, which is equal to the number of shares of the Registrant’s common stock that will initially underlie the Notes. These transactions are expected to reduce the potential dilution with respect to the Registrant’s common stock upon conversion of the Notes. Separately, the Registrant also has entered into privately negotiated warrant transactions with the Dealers or their respective affiliates to purchase, subject to customary anti-dilution adjustments, 19,093,100 shares of the Registrant’s common stock, with a strike price of $73.33 (the “Warrant Transactions”). The Warrant Transactions will have a dilutive effect with respect to the Registrant’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants on or prior to the expiration date of the warrants.
     The cost to the Registrant of the Hedge Transactions, after taking into account the proceeds to the Registrant from the Warrant Transactions, is approximately $104.8 million, assuming the Underwriters do not exercise their option to purchase additional notes.
     In connection with these hedging transactions, the Dealers or their respective affiliates have entered into various over-the-counter cash-settled derivative transactions with respect to the Registrant’s common stock concurrently with the pricing of the Notes, and may unwind these derivatives and/or purchase the Registrant’s common stock in open market and/or privately negotiated transactions shortly following pricing of the Notes. These activities could have the effect of increasing or preventing a decline in the price of the Registrant’s common stock concurrently with or shortly following the pricing of the Notes. In addition, the Dealers or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Registrant’s common stock in open market and/or privately negotiated transactions prior to maturity of the Notes, including during any observation period, for the settlement of conversions of Notes, which could adversely impact the price of the Registrant’s common stock and of the Notes.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
     The following documents are filed in connection with the Registrant’s Registration Statement on Form S-3 (No. 333-157078) filed with the Commission on February 2, 2009.

Exhibit
Number	Description of Document
1.1	Underwriting Agreement dated as of August 19, 2010 by and among the Registrant and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

4.1	Indenture (including form of Notes) with respect to the Registrant’s 1.5% Convertible Senior Notes due 2017 dated as of August 25, 2010 by and between the Registrant and The Bank of New York Mellon, N.A.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 25, 2010
SANDISK CORPORATION
	By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Document
1.1	Underwriting Agreement dated as of August 19, 2010 by and among the Registrant and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

4.1	Indenture (including form of Notes) with respect to the Registrant’s 1.5% Convertible Senior Notes due 2017 dated as of August 25, 2010 by and between the Registrant and The Bank of New York Mellon, N.A.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)